EXHIBIT 99.3

Interim Financial Statements

Qumu, Inc
Condensed Balance Sheets
(unaudited)

	September 30, 2011	December 31, 2010

ASSETS
CURRENT ASSETS
Cash and equivalents	$59,371	$2,063,139
Accounts receivable, net	4,610,604	3,032,753
Prepaid expenses	279,282	216,148
Inventory	271,961	174,160

Total current assets	5,221,218	5,486,200

PROPERTY AND EQUIPMENT, net	356,467	516,735

OTHER ASSETS	42,566	47,180

Total assets	$5,620,251	$6,050,115

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$2,229,651	$1,782,588
Accrued compensation	1,690,167	1,174,838
Deferred revenue	2,721,860	2,093,887
Convertible notes payable	5,700,000	5,000,000
Line of credit	2,669,700	1,499,813
Current portion of long term debt	1,130,976	530,608

Total current liabilities	16,142,354	12,081,734

LONG TERM LIABILITES
Long term debt, net of current portion	2,298,786	3,160,267
Warrant liability	115,500	115,500

Total liabilities	18,556,640	15,357,501

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock	19,028,763	$19,028,763
Common stock	486,096	412,725
Accumulated deficit	(32,451,248)	(28,748,874)

Total stockholders’ equity (deficit)	(12,936,389)	(9,307,386)

Total liabilities and stockholders’ equity	$5,620,251	$6,050,115

See notes to condensed financial statements

Qumu, Inc
Condensed Statements of Operations
(unaudited)

	Nine Months Ended
	September 30, 2011	September 30, 2010

REVENUES	$10,258,594	$7,133,466

COST OF REVENUES	(3,601,333)	(2,926,583)

GROSS PROFIT	6,657,261	4,206,883

OPERATING EXPENSES	9,598,618	7,430,352

OPERATING LOSS	(2,941,357)	(3,223,469)

OTHER INCOME (EXPENSE)
Interest income	936	4,083
Interest expense	(750,792)	(403,887)
Loss on currency exchange	(2,707)	-
Total other expense	(752,563)	(399,804)

NET LOSS, before income tax expense	(3,693,920)	(3,623,273)

INCOME TAXES	8,453	800

NET LOSS	$(3,702,373)	$(3,624,073)

See notes to condensed financial statements

Qumu, Inc
Condensed Statements of Cash Flows
(unaudited)

	Nine Months Ended
	September 30, 2011	September 30, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,702,373)	$(3,624,073)

Adjustments to net loss
Depreciation	204,983	217,240
Stock-based compensation	57,656	65,245
Amortization of loan issuance costs	37,125	37,125
Changes in operating assets and liabilities
Accounts receivable, net	(1,577,851)	(961,551)
Prepaid expenses	(63,134)	(68,989)
Inventory	(97,801)	(19,247)
Other assets	4,614	(637)
Accounts payable and accrued expenses	447,063	695,162
Accrued compensation	515,329	(66,092)
Deferred revenue	627,974	(668,834)
Other liability	-	66,000

Net cash used by operating activities	(3,546,415)	(4,328,651)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(81,841)	(186,027)

Net cash used by investing activities	(81,841)	(186,027)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings on line of credit	1,169,887	570,341
Repayments of long term debt	(261,113)	(123,370)
Net proceeds from issuance of long term debt	-	3,685,618
Proceeds from issuance of convertible notes payable	700,000	2,000,000
Proceeds from issuance of common stock	15,714	4,321

Net cash provided by financing activities	1,624,488	6,136,910

NET CHANGE IN CASH AND EQUIVALENTS	(2,003,768)	1,622,232

CASH AND EQUIVALENTS
Beginning of period	2,063,139	667,880

End of period	$59,371	$2,290,112

Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest	$436,020	$57,844
Income taxes	$8,453	$800

See notes to condensed financial statements

Qumu, Inc
Notes to Unaudited Interim Condensed Financial Statements

1.	OPERATIONS

Qumu, Inc. (Company) was founded in 2002 by former executives of Inktomi who acquired the technology from Yahoo! Inc. at approximately the time Yahoo! Inc. acquired Inktomi. Yahoo! Inc. retained a minority interest in the Company as of September 30, 2011. In February of 2008, the Company changed its name from Media Publisher, Inc. to Qumu, Inc. and has operated as Qumu, Inc. since that time.

The Company provides products that enable organizations to easily capture, manage, publish, and distribute live and on-demand video content utilizing Qumu appliances, hosted solutions, and enterprise video communications software. The Company’s web services based software solution seamlessly manages video applications and leverages the existing video, storage and distribution hardware and software infrastructure.

2.	SIGNIFICANT ACCOUNTING POLICIES

The accompanying condensed financial statements are unaudited and have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America for interim financial information. Pursuant to such rules and regulations, certain financial information and footnote disclosures normally included in the financial statements have been condensed or omitted. However, in the opinion of management, the financial statements include all adjustments, including normal recurring accruals, necessary for a fair presentation of the financial position and results of operations and cash flows of the interim periods presented. Operating results for these interim periods are not necessarily indicative of results to be expected for the entire year, due to seasonal, operating and other factors. These condensed financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s Audited Financial Statements as of and for the year ended December 31, 2010.

Preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.	LINE OF CREDIT

The Company has an accounts receivable financing agreement with a bank whereby the Company can finance up to a maximum of $3,750,000 of its eligible accounts receivables with an 80% advance rate. The financing agreement incorporates a phase down of the maximum borrowing amount over the remainder of 2011 to $1,875,000. Borrowings under the line of credit bear interest at the bank’s prime rate plus 2% with a minimum rate of 4.00% (6% at September 30, 2011 and 5.75% at December 31, 2010). Under the financing agreement, the Company is required to repay advances upon the earlier of its receipt of payment on the financed accounts receivables from its customers, or the financed accounts receivable becoming aged greater than 90 days from date of invoice. The financing agreement expires August 26, 2012. The financing agreement also contains certain affirmative and negative covenants, and is secured by all assets and property of the Company. As of September 30, 2011 the Company is in compliance with all covenants. At September 30, 2011 and December 31, 2010, the Company had outstanding balances of $2,669,700 and $1,499,813, respectively under the financing agreement.

Qumu, Inc
Notes to Unaudited Interim Condensed Financial Statements

4.	CONVERTIBLE NOTES PAYABLE

The Company had outstanding convertible notes payable amounting to $5,700,000 and $5,000,000 as of September 30, 2011 and December 31, 2010, respectively, funded from private investors. The convertible notes are subordinated to all bank debt and an outstanding note payable to a finance company. All convertible notes payable bear interest at 8%, have original maturities of less than one year and mature during 2011.

5.	LONG TERM DEBT

Long term debt, at September 30, 2011 and December 31, 2010 consists of the following:

	September 30, 2011	December 31, 2010

Note Payable to a finance company, net of discount of $59,125, collateralized by all corporate assets, with interest fixed at 12.7% due in 11 monthly payments of interest only and 36 monthly installments of $125,881 until June 30, 2014	$3,429,762	$3,690,875

Total Long Term Debt	3,429,762	3,690,875
Less Current Portion	1,130,976	530,608
	$2,298,786	$3,160,267

In connection with the note payable entered into in 2010, the Company issued a warrant to the finance company to purchase 1,650,000 shares of Series C Preferred stock at an exercise price of $0.25 per share. The number and exercise price of the shares are subject to adjustment in certain circumstances. Because the exercise price and the number of shares to be issued under the warrants are subject to adjustment for causes other than standard anti-dilution events, the Company determined that it should be classified as a liability under ASC 815-40-15 and fair valued at each reporting period.

The Company recorded a liability of $66,000 associated with the warrant, which has been recorded as a discount to the note payable and will be amortized to interest expense over the life of the note. The value of the warrant was determined using the Black-Scholes model and the following assumptions: preferred stock price and exercise price of $0.25; volatility of 60%; interest rate of 0.62%; and expected term of 2 years. At December 31, 2010, the Company recognized an expense of $49,500 for the change in fair value. At September 30, 2011 and December 31, 2010, the warrant liability fair value was $115,500.

6.	STOCKHOLDERS’ EQUITY

Common stock- The Company is authorized to issue up to 136,000,000 shares of common stock. Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when and if declared by the Board of Directors, subject to the prior rights of holders of all classes of stock outstanding. No dividends were declared as of September 30, 2011 and December 31, 2010.

Qumu, Inc
Notes to Unaudited Interim Condensed Financial Statements

6.	STOCKHOLDERS’ EQUITY – (CONTINUED)

At September 30, 2011 and December 31, 2010, the Company had 420,565 common stock warrants issued and outstanding. The warrants are exercisable with a weighted average exercise price of $0.005.

Preferred stock – The Company is authorized to issue 107,542,217 shares of preferred stock. The holders of preferred stock have one vote for each share of common stock into which they may be converted.

As of September 30, 2011 and December 31, 2010, respectively, the Company had 6,310,876 preferred stock warrants for Series B Preferred stock and Series C Preferred stock issued and outstanding. The warrants are exercisable with a weighted average exercise price of $0.249 and have various expiration dates through July 2020.

Stock options – In 2003, the stockholders approved the Company’s Employee Stock Option Plan (Plan). The Plan permits the grant of share options and shares to its employees of up to 21,406,396 shares of common stock. The Company believes that such awards better align the interests of its employees with those of its stockholders. Option awards are generally granted with an exercise price equal to the market price of the Company’s stock at the date of grant and generally vest over 4 years of continuous service, and have 10-year contractual terms.

The fair value of each option award is estimated on the date of grant using the Black-Scholes option valuation model that uses the assumptions noted in the following table. As a privately-held company, stock price is not easily determinable due to an absence of a marketplace. Expected volatilities are therefore based on analysis of similar companies’ stock volatilities. A monthly analysis of stock prices over a period of multiple years was used to calculate an average volatility, which was utilized in the Black-Scholes option valuation model. The Company uses historical data to estimate option exercise and employee termination within the valuation model; separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The Company’s expected term represents the period that the Company’s stock-based awards are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

	Nine Months Ended September 30,
	2011	2010
Expected volatility	60%	65%

Expected dividends	0%	0%

Expected term (in years)	4.85	4.85

Risk-free rate	0.11% to 0.02%	0.00% to 0.02%

Qumu, Inc
Notes to Unaudited Interim Condensed Financial Statements

6.	STOCKHOLDERS’ EQUITY – (CONTINUED)

Other information pertaining to stock options is as follows:

	Nine Months Ended September 30
	2011	2010

Number of options granted	2,465,000	1,302,775
Fair value of options granted	$88,987	$23,841
Per share weighted average grant-date fair value of options granted	$0.036	$0.018
Total fair value of stock options vested	$54,310	$66,603
Total intrinsic value of stock options exercised	$-	$1,750

Total intrinsic value of stock options outstanding at end of period	$225,563	$8,900
Compensation expense recognized for stock options	$57,656	$65,245

7.	INCOME TAXES

As of September 30, 2011 and December 31, 2010, the Company had estimated cumulative federal net operating losses of approximately $29,000,000 and $25,300,000, respectively, and estimated deferred tax assets of $12,300,000 and $10,800,000, respectively. A valuation allowance has been established to fully offset net deferred tax assets as of September 30, 2011 and December 31, 2010 due to the uncertainty of realizing future tax benefits from its net operating loss carryforwards and other deferred tax assets.

Pursuant to Internal Revenue Code Section 382, use of the Company’s net operating loss and credit carryforwards may be limited if a cumulated change in ownership of more than 50% occurs within a three-year period. Management has not yet determined the impact such limitation may have on the utilization of its net operating loss (NOL) carryforwards against taxable income in future periods.